EXHIBIT 10.1

                                SALE AGREEMENT


  THIS SALE AGREEMENT (this "Agreement") is entered into on July 2, 1999, by and between The President Riverboat Casino-Mississippi, Inc., a Mississippi corporation ("Purchaser"), President Casinos, Inc. and President Mississippi Charter Corporation (collectively with Purchaser and President Casinos, Inc., the "President Group"), on the one hand, and American Gaming & Entertainment, Ltd. ("AGEL") , AmGam Associates ("AmGam"), American Gaming & Resorts of Mississippi, Inc. ("AGRM"), the Committee for the Unsecured Creditors of AmGam, the Committee for the Unsecured Creditors of AGRM, International Game Technology, Inc. ("IGT"), and Shamrock Holdings Group, Inc. (formerly known as Bennett Holdings Group, Inc.) ("Shamrock" and collectively with AGEL, AmGam, AGRM, the Committee for the Unsecured Creditors of AmGam, the Committee for the Unsecured Creditors of AGRM and IGT, the "AGEL Group"), on the other hand.

                                 WITNESSETH:

  WHEREAS, AGEL is the record owner of the Gold Coast Casino Barge, Coast Guard Registration No. 995650 (the "Barge");

  WHEREAS, AGEL and the remaining members of the AGEL Group desire to sell the Barge to Purchaser, and Purchaser desires to purchase the Barge, upon the terms and conditions described herein;

  WHEREAS, the AGEL Group and the President Group desire to settle certain litigation and other claims between them and their Affiliates (as defined below);

  WHEREAS, the AGEL Group and the President Group desire to obtain approval of this Agreement by the United States Bankruptcy Court for the Southern District of Mississippi prior to the effective date of the transfer of the Barge.

  WHEREAS, Shamrock's execution of this Agreement and the other Transaction Documents (as defined below) including, without limitation, the release of its liens upon and security interest in the Barge, is subject to the approval of the New York Bankruptcy Court (defined below).

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                  ARTICLE 1

                                 DEFINITIONS

  As used herein, the following terms shall have the following designated meanings:

  Affiliate means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under a common control with such first Person, where the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. In the case of Purchaser, the term Affiliate includes, without limitation, President Casinos, Inc., President Riverboat Casinos, Inc. and President Mississippi Charter Corporation.

  Breeden means Richard C. Breeden, in his capacity as duly appointed chapter 11 trustee of the substantially consolidated bankruptcy estates of The Bennett Funding Group, Inc., Bennett Receivables Corporation, Bennett Receivables Corporation II, Bennett Management & Development Corporation, et al.

  Business Day means any day other than a Saturday, a Sunday or a day on which commercial banks in the State of Mississippi are authorized or required by law to close.

  Charter means the lease of the Barge dated February 17, 1995 between American Gaming & Entertainment, Ltd., as Owner, and President Mississippi Charter Corporation, as Charterer, and all amendments thereto.

  Closing Date means the Business Day following the date that all of the following have been entered and become final or if appealed, no stay pending appeal has been granted as of the time of closing or, if a stay has been granted, it has been dissolved: (a) the Order; (b) the Mississippi Bankruptcy Court's order represented by Exhibit L hereto; and (c) the New York Bankruptcy Court's orders granting the motion of Shamrock attached hereto as part of
Exhibit I.

  Mississippi Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Mississippi, Biloxi Division.

  New York Bankruptcy Court means the United States Bankruptcy Court for the Northern District of New York.

  Order means the order of the Mississippi Bankruptcy Court authorizing the transfer of the Barge to the Purchaser free and clear of all liens, claims and interests and approving the Transaction Documents, substantially in the form attached hereto as part of Exhibit H.

  Payment Agent means Rimmer, Rawlings, MacInnis & Hedglin, 210 E. Capitol Street, Jackson, MS 39201.

  Person means any natural person, firm, partnership, association, corporation, company, trust, entity, public body or government.

  Slot Machines means the 616 slot machines manufactured by IGT, sold by IGT to AmGam in 1994, and then acquired by President Mississippi Charter Corporation by order of the Bankruptcy Court dated September 21, 1995.

  Transaction Document means any of this Agreement, any Exhibit to this Agreement, or any other document executed and delivered by a member of the AGEL Group and the President Group, or any of them, in connection with the consummation of the transactions contemplated hereby.

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
                                  ARTICLE 2

              PURCHASE AND SALE OF THE BARGE AND SLOT MACHINES

  2.1 Sale of the Barge. Subject to the terms and conditions of this Agreement, AGEL and the other members of the AGEL Group agree to sell, convey, assign and transfer all of their right, title and interest, if any, to Purchaser, and Purchaser agrees to purchase and accept, the Barge, including all furniture, fixtures and equipment located on the Barge and belonging to AGEL or any other member of the AGEL Group on the date hereof. On the Closing Date, the parties shall execute and deliver a Bill of Sale in the form attached hereto as Exhibit A. Purchaser is purchasing the Barge on an "as is, where is" "with all faults" basis, with no warranties as to the physical condition of the Barge or any of its contents.

  2.2 Purchase Price for the Barge. The purchase price (the "Purchase Price") for the Barge is SIX MILLION, EIGHT HUNDRED, TWENTY-SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($6,827,500.00) (subject to reduction as set forth in paragraph 2.2(b) below), which shall be paid by Purchaser as follows:

    (a) On the Closing Date, the President Group will cause Purchaser to deliver to the Payment Agent, by wire transfer or certified check, the amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).

    (b) On the Closing Date, the President Group will cause Purchaser to deliver to the Payment Agent a promissory note, in the form attached hereto as Exhibit B (the "Promissory Note"), in the amount of FIVE MILLION EIGHT HUNDRED, TWENTY-SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($5,827,500.00). The amount of the Promissory Note shall be reduced on the Closing Date, on a dollar-for-dollar basis, by the amount of any Charter payments made by Purchaser for any Charter period after July 31, 1999.

It is understood and agreed by the parties hereto that the Purchase Price was calculated as the sum of $5,000,000, plus all payments under the Charter that have not been made as of the Closing.

  2.3 Security and collateral. As security for its obligations under the Promissory Note, Purchaser shall deliver to the AGEL Group on the Closing Date the following documents:

    (a)  A security agreement, in the form attached hereto as Exhibit C;

    (b)  A preferred ship mortgage, in the form attached hereto as Exhibit D;
and

    (c) A guaranty agreement, in the form attached hereto as Exhibit E, pursuant to which President Casinos, Inc. will guarantee the obligations of The President Riverboat Casino-Mississippi, Inc. under the Promissory Note.

  2.4 Termination of the Charter. On the Closing Date, the Charter will be canceled, without any further acts of the parties. On the Closing Date, the President Group shall deliver to the AGEL Group an agreement, in the form attached hereto as Exhibit F, pursuant to which President Mississippi Charter

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
Corporation consents to such cancellation.

  2.5 Settlement of the sale price of the Slot Machines. On or before the Closing Date, the AGEL Group (other than Shamrock, AGRM and the Committee for the Unsecured Creditors of AGRM, which claim no interest in the Slot Machines) shall execute a Cross Receipt, in the form attached hereto as Exhibit G, pursuant to which the AGEL Group (other than Shamrock, AGRM and the Committee for the Unsecured Creditors of AGRM, which claim no interest in the Slot Machines) will certify that Purchaser has satisfied all of the obligations of Purchaser and its Affiliates with respect to the purchase of the Slot Machines.

  2.6 Final payment for the Slot Machines. Upon execution and delivery of the Cross Receipt, Purchaser will deliver to the Payment Agent, by wire transfer or certified check, the amount of NINE HUNDRED THOUSAND DOLLARS ($900,000.00), representing the final installment payment of the purchase price of the Slot Machines.

                                  ARTICLE 3

             ACTIONS TO BE TAKEN UPON EXECUTION OF THIS AGREEMENT

  3.1 Execution of pleadings to be filed in the Bankruptcy Courts and other filings. Upon execution of this Agreement, the parties will execute and deliver the following documents, each of which will be transmitted as promptly as practicable for filing in the Bankruptcy Courts designated and at the Securities and Exchange Commission:

    (a) Each party will execute and deliver the Joint Motion to approve Sale Agreement for filing in the Mississippi Bankruptcy Court, substantially in the form attached hereto as Exhibit H;

    (b) Shamrock will execute and deliver a motion, substantially in the form attached hereto as part of Exhibit I, for approval of Shamrock's agreement to the transactions set forth herein and for approval of Shamrock's execution of the Sale Agreement and the other Transaction Documents, and will deliver such motion for filing in the New York Bankruptcy Court;

    (c) Each party will execute and deliver the Joint Motion to expedite approval of Sale Agreement for filing in the Mississippi Bankruptcy Court, in the form attached hereto as Exhibit J;

    (d) IGT will execute and deliver the Withdrawal of Objection to Approval of Settlement originally filed by IGT in the Adversary Proceeding No. 97-0868 entitled "AmGam Associates, a Ms. General Partnership d/b/a Gold Shore Casino and Official Unsecured Creditors' Committee v. President Mississippi Charter Corporation and President Riverboat Casino-Mississippi, Inc.," for filing in the Mississippi Bankruptcy Court in the form attached hereto as Exhibit K;

    (e) AGEL will file with the Securities and Exchange Commission an information statement with respect to the transactions contemplated by this Agreement.


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
  3.2 Filing of order to approve Slot Machine settlement. AGEL, the President Group, AmGam, the Committee for the Unsecured Creditors of AmGam and IGT will also immediately submit to the Mississippi Bankruptcy Court an Order Approving Settlement and Judgment of Dismissal with Prejudice in Adversary Proceeding No.97-0868, entitled "AmGam Associates, a Ms. General Partnership d/b/a Gold Shore Casino and Official Unsecured Creditors' Committee v. President Mississippi Charter Corporation and President Riverboat Casino-Mississippi, Inc.," in the form attached hereto as Exhibit L.

  3.3 Best efforts. Each party agrees to go forward in good faith and use its reasonable best efforts to obtain the approval of the Mississippi Bankruptcy Court to the pleadings represented by Exhibits H, J and K as expeditiously as possible and to obtain the approval of the New York Bankruptcy Court of the Shamrock pleading represented by part of Exhibit I as expeditiously as possible.

                                  ARTICLE 4

                                 THE CLOSING

  4.1 The Closing. The closing of the transactions provided for in this Agreement (the "Closing") shall be at 10:00 a.m. Central Daylight Time on the Closing Date. The Closing will be held at the offices of Phelps Dunbar, L.L.P., 400 Poydras Street, 30th Floor, New Orleans, Louisiana.

  4.2 Actions to be taken at the Closing. At the Closing, the parties shall deliver to each other the Transaction Documents provided for in Article 2 hereof. In addition, the following Transaction Documents shall be delivered and, as to the documents specified in paragraphs (e), (f) and (a), below, would be recorded or filed, as applicable, by the Purchaser in the order specified:

    (a) Shamrock shall deliver to Purchaser two Satisfactions of Preferred Ship Mortgage, in the form attached hereto as Exhibit M, which shall be immediately transmitted for filing with the United States Coast Guard as well as such other documents (including, without limitation, appropriate UCC termination statements) as Purchaser may reasonably require to reflect AGEL's transfer of title to the Barge free of Shamrock's liens;

    (b) Purchaser shall deliver to the AGEL Group certified resolutions adopted by the Boards of Directors of President Casinos, Inc., President Mississippi Charter Corporation and President Riverboat Casino-Mississippi, Inc. in the forms attached hereto as Exhibits N, O and P, respectively;

    (c) AGEL shall deliver to Purchaser a certificate, dated as of the Closing Date, in the form attached hereto as Exhibit Q;

    (d) Purchaser shall deliver to the AGEL Group a certificate, dated as of the Closing Date, in the form attached hereto as Exhibit R;

    (e) Purchaser shall execute Uniform Commercial Code forms 1 ("UCC 1"), in the form attached hereto as Exhibit S, which shall be immediately transmitted for filing in the appropriate jurisdictions, as well as such other documents

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
as the AGEL Group may reasonably require to perfect the security interest granted to AGEL by Purchaser;

    (f) AGEL and Purchaser shall execute Coast Guard Form 1258, in the form attached hereto as Exhibit T, which shall be immediately transmitted for filing in the records of the United States Coast Guard;

    (g) All of the parties hereto shall execute and deliver the Agreement of Compromise, Settlement and Release, in the form attached hereto as Exhibit U;

    (h) AGEL and Purchaser shall execute and deliver a letter, in the form attached hereto as Exhibit V, requesting that the arbitration proceeding between them currently being conducted by the American Arbitration Association, be dismissed, which letter shall be immediately transmitted to the appropriate office of the American Arbitration Association;

    (i) All members of the AGEL Group except Shamrock shall execute and deliver the Joint Motion and Order to Dismiss President Mississippi Charter Corporation and President Riverboat Casino-Mississippi, Inc. as defendants in Adversary Proceeding No.97-01010 entitled "International Gaming Technology v. AmGam Associates, a Mississippi General Partnership d/b/a Goldshore Casino, American Gaming & Entertainment, Limited d/b/a Gold Shore Casino, American Gaming of Biloxi, Inc., Gamma of Mississippi, Inc., American Gaming & Resorts of Mississippi, Inc., President Mississippi Charter Corporation and President Riverboat Casino-Mississippi, Inc.," in the form attached hereto as Exhibit W, which Joint Motion shall be transmitted immediately to the Mississippi Bankruptcy Court for filing;

    (j) IGT shall execute and deliver a Motion to Dismiss the Adversary Proceeding No.98-05095 entitled "International Gaming Technology v. President Casinos, Inc., President Mississippi Charter Corporation, President Riverboat Casino-Mississippi, Inc., and President Riverboat Casino, Inc.," in the form attached hereto as Exhibit X, which Motion to Dismiss shall be transmitted immediately to the Mississippi Bankruptcy Court for filing;

    (k) The members of the AGEL Group that are parties to the litigation described in this paragraph shall execute and deliver a Motion to Dismiss President Mississippi Charter Corporation, President Riverboat Casinos, Inc., and The President Riverboat Casino-Mississippi, Inc. as defendants in the Adversary Proceeding Nos.95-1001 and 95-1002 entitled "The Official Committee of Unsecured Creditors of AmGam Associates and the Official Committee of Unsecured Creditors of American Gaming and Resorts of Mississippi, LTD v. American Gaming & Entertainment, Ltd, Bennett Holdings Inc., Bennett Management and Development Co., President Mississippi Charter Corporation; President Riverboat Casinos, Inc., and President Riverboat Casino-Mississippi, Inc.," in the form attached hereto as Exhibit Y, which Motion to Dismiss shall be immediately transmitted to the Bankruptcy Court for filing;

    (l) Purchaser and its Affiliate shall execute and deliver a Motion to Dismiss the appeal of Purchaser and President Mississippi Charter Corporation from an order rendered by the Mississippi Bankruptcy Court in Adversary Proceedings Nos. 95-1001 and 95-1002, filed by President Mississippi Charter Corporation and President Riverboat Casino-Mississippi, Inc. in the United

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
States District Court for the Southern District of Mississippi (1:99cv154 RG and 1:99cv153 GR), in the form attached hereto as Exhibit Z, which Motion to Dismiss shall be transmitted immediately to the United States District Court for the Southern District of Mississippi for filing; and

    (m) Purchaser and AGEL shall execute and deliver a Joint Motion withdrawing Purchaser's pending motion in the Mississippi Bankruptcy Court styled "Motion for a Declaration that Contractual Right of First Refusal in Post Petition Contract is Enforceable" and AGEL's objection to such motion, in the form attached hereto as Exhibit AA.


    In addition, Purchaser and the members of the AGEL Group shall execute and deliver such other documents, certificates and instruments that are required by the Mississippi Bankruptcy Court or the New York Bankruptcy Court or that are otherwise necessary to consummate the transactions contemplated hereby.

  4.3 Best efforts. Each party agrees to go forward in good faith and use its reasonable best efforts to obtain the approval of the Mississippi Bankruptcy Court and the United States District Court for the Southern District of Mississippi of the pleadings contemplated by Exhibits W, X, Y, Z and AA as expeditiously as possible.

                                  ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF THE PRESIDENT GROUP

  To induce the AGEL Group to enter into this Agreement and the transactions contemplated hereby, each member of the President Group represents and warrants to the AGEL Group as of the date hereof and as of the Closing Date as follows:

  5.1 Organization of Purchaser. Each member of the President Group is a corporation duly formed, validly existing and in good standing under the laws of the state of its incorporation and has full power and authority to own and operate its business as it is now being conducted, and to own and use its properties and assets and, upon receipt of approval by the Mississippi Gaming Commission, Purchaser will have full power and authority to acquire, own and use the Barge.

  5.2 Authorization, Execution and Delivery. Each member of the President Group has the power and authority to enter into this Agreement and the Transaction Documents to which it is or will be a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by each member of the President Group of this Agreement and the Transaction Documents to which each member of the President Group is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action by such member. This Agreement has been duly executed and delivered by each member of the President Group and, upon due execution and delivery by each such member (to the extent it is a party thereto) each Transaction Document will constitute, the valid and binding obligation of such member, enforceable against such member in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, or other

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
laws affecting creditors' rights generally and by general equitable principles (whether arising in a proceeding in equity or otherwise) and, with respect to the Preferred Ship Mortgage attached hereto as Exhibit D, except to the extent that the Barge is not a vessel under the law governing creation, perfection and enforceability of such mortgage.

  5.3 No Conflict or Violation. Neither the execution and delivery of this Agreement and the Transaction Documents to which each member of the President Group is or will be a party nor the consummation of the transactions contemplated hereby and thereby will (i) result in any conflict with or breach or violation of or default under the Articles of Incorporation or Bylaws of any member of the President Group, (ii) conflict with or result in the breach or violation of any law, regulation, writ, injunction or decree of any court or governmental instrumentality applicable to any member of the President Group, or (iii) constitute a breach of any agreement to which any member of the President Group is a party or by which any member of the President Group is bound.

  5.4 Litigation, et cetera. There are no actions, suits or proceedings at law or equity, pending or to the knowledge of the President Group, threatened against, affecting or able to affect the President Group's ability to consummate the transactions contemplated hereby, at law or in equity, or before by any governmental agency or instrumentality or pending before any arbitrator of any kind.

  5.5 Lien and Security Interest on Barge and all other collateral. Upon entry of the Order and after the Closing and proper filing of the Transaction Documents with the appropriate authorities, AGEL will hold a lien and security interest on the Barge and all other collateral identified in the Security Agreement attached hereto as Exhibit C that is, to the same extent that the Order effects AGEL's transfer of title to Purchaser free and clear of all other liens, claims, encumbrances and interests, first in priority over any and all other liens or security interests, and in any event first in priority over any and all liens or security interests created by the President Group or caused by actions or inaction of the President Group, except to the extent that the Barge would not be considered a vessel under the law governing creation, perfection and enforceability of the Mortgage attached hereto as Exhibit D.

                                  ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF AGEL

  To induce Purchaser to enter into this Agreement and the transactions contemplated hereby, AGEL represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows:

  6.1 Authorization, Execution and Delivery. AGEL has the power and authority to enter into this Agreement and the Transaction Documents to which it is or will be a party and to carry out the transactions contemplated hereby and thereby. Subject to the written consents of Shamrock and Breeden constituting the holders of a majority of the shares of outstanding voting stock of AGEL and subject to the approval of the New York Bankruptcy court of

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
such consents, (a) the execution, delivery and performance by AGEL of this Agreement and the Transaction Documents to which AGEL is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action by AGEL, and (b) this Agreement has been duly executed and delivered by AGEL and constitutes, and upon due execution and delivery by AGEL to the extent a party thereto each other Transaction Document will constitute, the valid and binding obligation of AGEL, enforceable against AGEL in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting creditors' rights generally and by general equitable principles (whether arising in a proceeding in equity or otherwise).


  6.2 No Conflict or Violation. Neither the execution and delivery of this Agreement and the Transaction Documents to which AGEL is or will be a party nor the consummation of the transactions contemplated hereby and thereby will
(i) result in any conflict with or breach or violation of or default under the Articles of Incorporation or Bylaws of AGEL, (ii) conflict with or result in the breach or violation of any law, regulation, writ, injunction or decree of any court or governmental instrumentality applicable to AGEL, or (iii) constitute a breach of any agreement to which AGEL is a party or by which AGEL is bound.
  6.3 Litigation, et cetera. Except for the pending avoidance action syled Official Committee of Unsecured Creditors v. American Gaming and Entertainment, Ltd., et al., Adv. Proc. No. 95-1001 SEG and Adv. Proc. No. 95-1002 SEG, there are no actions, suits or proceedings at law or equity, pending or to the knowledge of AGEL, threatened against, affecting or able to affect AGEL's ability to consummate the transactions contemplated hereby, at law or in equity, or before by any governmental agency or instrumentality or pending before any arbitrator of any kind.

  6.4 Consents and Approvals. Other than the approval of the New York Bankruptcy Court of the written consents of Shamrock and Breeden and the filing of a definitive information statement with the United States Securities and Exchange Commission referred to in Section 3.1(e) above, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to AGEL in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

  6.5 Title to Barge. On the Closing Date, AGEL will transfer the Barge, free and clear of all liens and encumbrances pursuant to the Order except for any liens created by the President Group or caused to be created by actions or inaction of the President Group. As soon as practicable after the date hereof, the AGEL Group will serve and deliver notice of the filing of the Joint Motion attached hereto as Exhibit H to all parties to whom such notice is required to be delivered in order to make the foregoing representation and warranty accurate as of the Closing Date. Subject to the provisions of
Section 9.9 hereof, upon the execution and delivery of the Bill of Sale attached hereto as Exhibit A, Purchaser will have valid and enforceable title to the Barge, free and clear of all liens or encumbrances except for the liens created hereunder and for any liens created by the President Group or caused

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
to be created by actions or inaction of the President Group. AGEL has no actual knowledge of any unrecorded or undisclosed legal or equitable interest in the Barge owned or claimed by any Person other than AGEL, other than those claims made in the bankruptcy cases of AmGam and AGRM, which claims and/or encumbrances will be transferred from the Barge to the proceeds of the sale by the Order.

                                  ARTICLE 7

                            CONDITIONS TO CLOSING

  7.1 Conditions to each party's obligations to close. The respective obligations of the AGEL Group and Purchaser to consummate at the Closing the transactions contemplated by this Agreement are subject to satisfaction of the following conditions as of the Closing:

    (a) The execution of this Agreement and the consummation of the transactions contemplated herein shall have been approved by the Mississippi Bankruptcy Court pursuant to its Order which has become final and non-appealable and has not been stayed.

    (b) The execution of this Agreement and the consummation of the transactions contemplated herein by Shamrock shall have been approved by the New York Bankruptcy Court pursuant to its Order which has become final and non-appealable and has not been stayed.

  7.2 The President Group's obligations to close. The obligations of the President Group to close hereunder are subject to the satisfaction (or waiver by the President Group) of the following conditions:

    (a) The representations and warranties of AGEL contained herein shall be true and correction in all material respects as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date.

    (b) Each member of the AGEL Group shall have performed and complied with all covenants, agreements and conditions required to be performed or complied with by it pursuant to this Agreement prior to or as of the Closing.

    (c) Purchaser shall have received approval of the transactions contemplated by this Agreement from the Mississippi Gaming Commission.

    (d) The transactions contemplated by Exhibit L hereto shall be consummated on or before the Closing Date.

    (e) The Closing shall have occurred on or before August 13, 1999; unless the orders described in Section 8.1(b) below are entered after July 26, 1999 but on or before August 16, 1999 as set forth in Section 8.1(b), in which case the Closing shall have occurred on or before the Closing Date, as defined in this Sale Agreement.

  7.3 The AGEL Group's obligations to close. The obligations of the AGEL Group to close hereunder are subject to the satisfaction (or waiver by the AGEL Group) of the following conditions:

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
    (a) The representations and warranties of the President Group contained herein shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date.

    (b) Each member of the President Group shall have performed and complied with all covenants, agreements and conditions required to be performed or complied with by it pursuant to this Agreement prior to or as of the Closing.

    (c)  The Closing shall have occurred on or before September 30, 1999.

                                  ARTICLE 8

                                 TERMINATION

  8.1 Termination. This Agreement and the transactions at the Closing contemplated hereby may be terminated:

    (a)  by the mutual agreement of the AGEL Group and Purchaser;

    (b) on or before the Closing Date, by Purchaser if there have not been entered on or before July 26, 1999 (or, if the motions included in Exhibit I are presented for hearing on July 22, 1999 but not approved until August 12, 1999, then on or before August 16, 1999) orders by both the Mississippi Bankruptcy Court and the New York Bankruptcy Court approving the execution of this Agreement and the consummation of the transactions contemplated herein; or

    (c) on or after September 30, 1999 by the AGEL Group if the Closing has not occurred by such date, and there has been no breach of a covenant or condition by the AGEL Group;

    (d) on or after September 30, 1999 by the President Group if the Closing has not occurred by such date, and there has been no breach of a covenant or condition by the President Group;

provided, that no party may terminate this Agreement pursuant to 8.1(b), 8.1(c) or 8.1(d) if the failure of any condition in Sections 7.1, 7.2 or 7.3 to be satisfied results from the breach by such party or any covenant, agreement, representation or warranty of such party contained in this Agreement.

  8.2 Effect of Termination. If this Agreement is terminated under Section 8.1, the transactions at the Closing contemplated hereby shall be terminated without further action by any party, and upon such termination:

    (a) If such termination occurs as a result of the President Group's breach of any of its individual or collective obligations (i) described in Sections 3.1, 3.2 or 3.3 of this Agreement or (ii) described in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 4.2 or 4.3 of this Agreement after the conditions to Closing by the President Group described in Sections 7.1 and 7.2 of this Agreement have been satisfied, then the President Group shall have no rights or claims to extend the current term of the Charter or to purchase the Barge under any right of first refusal, and the President Group shall, within 30 days of such termination, execute and file such papers as are necessary to withdraw and dismiss the arbitration proceeding referred to in Section 4.2(h), the appeals referred to in Section 4.2(l) and the right-of-first-refusal motion referred to in Section 4.2(m) of this Agreement.

    (b) If such termination occurs as a result of (i) the AGEL Group's breach of any of its individual or collective obligations (A) described in Sections 3.1, 3.2 or 3.3 of this Agreement or (B) described in Sections 2.1, 2.5, 4.2, or 4.3 of this Agreement after the conditions to Closing by the AGEL Group described in Sections 7.1 and 7.3 of this Agreement have been satisfied, or
 (ii) Breeden's failure to (A) go forward in good faith and use his reasonable best efforts to obtain the approval of the New York Bankruptcy Court to the motion of Breeden included as part of Exhibit I or (B) following approval of such motion, to execute the appropriate consents to authorize AGEL to consummate the transaction contemplated by this Agreement or to execute Exhibit U hereto, then President Mississippi Charter Corporation ("President Charter") shall have the right (but only by notice delivered to the AGEL Group), exercisable on or before October 30, 1999, to an option for a two-year extension of the current term of the Charter and, only if such two-year option is exercised and there exists no default by President Charter under the Charter, for three successive one-year extensions thereafter, each exercisable upon six months' notice to the AGEL Group, all at reasonable monthly rental amounts, to be established, along with other necessary extension terms, through arbitration in accordance with the rules of the American Arbitration Association if AGEL and President Charter are unable mutually to agree upon such rental amounts and other terms within 30 days of such termination.

For the purposes of this Section 8.2, the term "breach" is intended to and shall mean the willful failure or refusal in a material way of a party to this Agreement to perform its obligations referred to above in this Section 8.2.
In addition, nothing contained herein shall relieve any party from liability for any breach of any covenant or agreement in this Agreement.

                                  ARTICLE 9

                                MISCELLANEOUS

  9.1 Assignment. This Agreement and any of the rights or obligations hereunder may not be assigned by Purchaser except to an Affiliate of Purchaser, in which event Purchaser shall not be relieved of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. It is understood that, if the First Amended Joint Plan of Liquidation for AmGam Associates and American Gaming and Resorts of Mississippi, Inc., as filed with the Mississippi Bankruptcy Court on May 24, 1999, as such plan may be amended from time to time, is approved by the Mississippi Bankruptcy Court and Shamrock's execution of the plan and agreement to its terms is approved by the New York Bankruptcy Court, then, all of AGEL's rights hereunder and under all Transaction Documents including, without limitation, Exhibits B, C, D and E hereto, shall be assigned by AGEL to the liquidating trustee created under such plan.

  9.2 Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes: (a) three (3) days after such notice is deposited in the mail, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally or if sent by overnight mail or overnight courier or if sent in any manner other than as described in the preceding clause 9.2(a) or in the following clause 9.2(c), or (c) when transmitted, if sent by facsimile if a confirmation of transmission is produced by the sending machine (and a copy of each facsimile promptly shall be sent by ordinary mail), in each case to the parties at the following addresses or facsimile numbers, or at such other address or facsimile numbers as shall be specified by like notice:

If to the AGEL Group, to:

     Robert A. Byrd, Esq.
     Byrd & Wiser
     P.O. Box 1939
     Biloxi, MS  39533-1939
     Telephone:  (228) 432-8123
     Facsimile:  (228) 432-7029

     Bobbie T. Shell, Esq.
     Baker & Botts, L.L.P.
     2001 Ross Ave., Ste. 700
     Dallas, TX  75201
     Telephone:  (214) 953-6500
     Facsimile:  (214) 953-6503

     Shamrock Holdings Group, Inc.
     Two Clinton Square
     Syracuse, New York  13202
     Telephone:  (315) 422-9000
     Facsimile:  (315) 422-9361
     Attention:  Richard C. Breeden

     T. Glover Roberts, Esq.
     Sheinfeld, Maley & Kay, P.C.
     1700 Pacific Avenue, Suite 4400
     Dallas, Texas  75201
     Telephone:  (214) 953-8019
     Facsimile:  (214) 953-8199

     William S. Boyd, Esq.
     P.O. Box 1326
     Gulfport, MS  39502
     Telephone:  (228) 864-1915
     Facsimile:  (228) 864-1957

     John Hedglin, Esq.
     Rimmer, Rawlings, MacInnis
     & Hedglin
     1290 Deposit Guaranty Plaza
     Jackson, MS  39201
     Telephone:  (601) 969-1030
     Facsimile:  (601) 969-1040

     Douglas S. Draper, Esq.
     Heller, Draper, Hayden, Horn, L.L.C.
     650 Poydras Street
     Suite 2500
     New Orleans, La. 70130-6103
     Telephone:  (504) 568-1888
     Facsimile:  (504) 522-0949

If to Purchaser:

     The President Riverboat Casino-Mississippi, Inc.
     802 North First Street
     St. Louis, Missouri 63102
     Telephone:  (314) 622-3079
     Facsimile:  (314)
     Attention:  James A. Zweifel

with copies to:

     James W. O'Mara
     Phelps Dunbar, L.L.P.
     Suite 500, SkyTel Centre
     200 South Lamar Street
     Jackson, Mississippi 39225
     Telephone:  (601) 352-2720
     Facsimile:  (601) 360-9777

and

     Virginia Boulet
     Phelps Dunbar, L.L.P.
     400 Poydras Street, 30th Floor
     New Orleans, Louisiana 70130
     Telephone:  (504) 584-9286
     Facsimile:  (504) 568-9130

  9.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MISSISSIPPI, EXCLUDING PROVISIONS OF SUCH LAW REFERRING SUCH MATTERS TO THE LAW OF ANOTHER JURISDICTION. The parties hereto mutually consent to the jurisdiction of the Mississippi Bankruptcy Court and acknowledge that the Mississippi Bankruptcy Court shall constitute the proper and convenient forum for the resolution of any actions between the parties hereto concerning the subject matter hereof, and agree, except for paragraph 8.2(b), that the Mississippi Bankruptcy Court shall be the sole forum for the resolutions of any actions between the parties hereto concerning the subject matter hereof.

  9.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all Exhibits hereto, constitutes the entire Agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly agreed to in writing by the affected party.

  9.5 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

  9.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

  9.7 Headings; References. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Any reference herein to an Article or Section shall be deemed to refer to the applicable Article or Section of this Agreement unless otherwise expressly stated herein. Any reference to an Exhibit shall be deemed to refer to the applicable Exhibit attached hereto, all such Exhibits being incorporated herein and made a part hereof by this reference.

  9.8 No Third-Party Beneficiaries. Except as set forth in Section 9.1 hereof, this Agreement is solely for the benefit of the parties hereto, their respective successors and assigns permitted under this Agreement, and no provisions of this Agreement shall be deemed to confer upon any other Persons any remedy, claim, liability, reimbursement, cause of action or other right.

  9.9 No Merger; Survival. The representations, warranties and agreements contained in or made pursuant to this Agreement shall not merge, be extinguished or otherwise affected by the Closing or the delivery and execution of the Transaction Documents and all of such representations, warranties and agreements shall survive the Closing and continue for a period prescribed by applicable statutes of limitations. In response to any challenge by anyone to the title of the Barge acquired by it pursuant to this Agreement, Purchaser agrees (a) to immediately provide notice of such challenge to the AGEL Group, which may, in its sole discretion, elect to cure the claimed defect in Purchaser's title, and (b) vigorously and diligently to assert and pursue to final order all claims and defenses available to it under the Order before claiming any breach of title warranty hereunder by AGEL.

  9.10 Attorneys' Fees and Costs. If it becomes necessary for any party hereto to file any action to enforce this Agreement or any provision contained herein, the party prevailing in such action shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and court costs incurred in such action.

  IN WITNESS WHEREOF, this Agreement has been duly executed to be effective as of the date first above written.

                                    THE PRESIDENT RIVERBOAT CASINO-
                                    MISSISSIPPI, INC.


                                    By: /s/ James A. Zweifel
                                       ---------------------------------------
                                       James A. Zweifel, Executive Vice
                                       President and Chief Financial Officer


                                    PRESIDENT CASINOS, INC.


                                    By: /s/ James A. Zweifel
                                       ---------------------------------------
                                       James A. Zweifel, Executive Vice
                                       President and Chief Financial Officer


                                    PRESIDENT MISSISSIPPI CHARTER
                                    CORPORATION


                                    By: /s/ James A. Zweifel
                                       ---------------------------------------
                                       James A. Zweifel, Executive Vice
                                       President and Chief Financial Officer


                                    AMERICAN GAMING & ENTERTAINMENT, LTD.


                                    By: /s/ J. Douglas Wellington
                                       ---------------------------------------
                                       J. Douglas Wellington, President & CEO


                                    AMGAM ASSOCIATES

                                    By: /s/ J. Douglas Wellington
                                       ---------------------------------------
                                       J. Douglas Wellington, Management Comm.

                                    AMERICAN GAMING & RESORTS OF
                                    MISSISSIPPI, INC.


                                    By: /s/ J. Douglas Wellington
                                       ---------------------------------------
                                       J. Douglas Wellington, President


                                    COMMITTEE FOR THE UNSECURED
                                    CREDITORS OF AMGAM


                                    By: /s/ T. Glover Roberts
                                       ---------------------------------------
                                       T. Glover Roberts


                                    COMMITTEE FOR THE UNSECURED
                                    CREDITORS OF AGRM


                                    By: /s/ William S. Boyd
                                       ---------------------------------------
                                       William S. Boyd, III


                                    IGT INTERNATIONAL


                                    By: /s/ Douglas S. Draper
                                       ---------------------------------------
                                       It's Attorney-In-Fact


                                    * SHAMROCK HOLDINGS GROUP, INC.


                                    By: /s/ Richard C. Breeden
                                       ---------------------------------------


                                    * Subject to approval of the United States
                                      Bankruptcy Court for the Northern
                                      District Of New York

                               LIST OF EXHIBITS

Exhibit A:    Bill of Sale

Exhibit B:    Promissory Note

Exhibit C:    Security Agreement

Exhibit D:    Preferred Ship Mortgage

Exhibit E:    Guaranty Agreement

Exhibit F:    Consent of President Mississippi Charter Corporation ("Charter
              Corporation") to the cancellation of the Charter Agreement dated
              February 17, 1995 between Charter Corporation and AGEL

Exhibit G:    Cross Receipt

Exhibit H:    Joint Motion to approve Agreement of Sale to be filed in the
              Mississippi Bankruptcy Court

Exhibit I:    Motion to be filed in the New York Bankruptcy Court

Exhibit J:    Joint Motion to expedite approval of Agreement of Sale to be filed in the Mississippi Bankruptcy Court

Exhibit K:    Withdrawal of Objection to Approval of Settlement originally filed by IGT in the Adversary P No. 97-0868 entitled "AmGam
              Associates, a Ms. General Partnership d/b/a Gold Shore Casino and Official Unsecured Creditors' Committee v. President
              Mississippi Charter Corporation and The President Riverboat
              Casino-Mississippi, Inc."

Exhibit L:    Order Approving Settlement and Judgment of Dismissal with
              Prejudice in Adversary Proceeding No. 97-0868, entitled "AmGam
              Associates, a Mississippi General Partnership d/b/a Goldshore
              Casino and Official Unsecured Creditors' Committee v. President
              Mississippi Charter Corporation and The President Riverboat
              Casino-Mississippi, Inc."

Exhibit M:    Satisfactions of Preferred Ship Mortgages

Exhibit N:    Resolutions of the Board of Directors of President Casinos, Inc.

Exhibit O:    Resolutions of the Board of Directors of President Mississippi
              Charter Corporation

Exhibit P:    Resolutions of the Board of Directors of The President Riverboat
              Casino-Mississippi, Inc.

Exhibit Q:    Closing certificate of AGEL

Exhibit R:    Closing certificate of Purchaser

Exhibit S:    UCC Form 1's

Exhibit T:    Coast Guard Form 1258

Exhibit U:    Agreement of Compromise, Settlement and Release

Exhibit V:    Joint letter to the American Arbitration Association

Exhibit W:    Joint Motion and Order to Dismiss President Mississippi Charter
              Corporation and The President Riverboat Casino-Mississippi, Inc.
              as defendants from the Complaint in Adversary Proceeding No. 97-
              01010, entitled "International Gaming Technology v. AmGam
              Associates, a Mississippi General Partnership d/b/a Goldshore
              Casino, American Gaming & Entertainment, Limited d/b/a Gold
              Shore Casino, American Gaming of Biloxi, Inc., Gamma of
              Mississippi, Inc., American Gaming & Resorts of Mississippi,
              Inc., President Mississippi Charter Corporation and The
              President Riverboat Casino-Mississippi, Inc."

Exhibit X: Motion to Dismiss the Complaint in adversary proceeding No. 98-05095 entitled "International Gaming Technology v. President Casinos, Inc., President Mississippi Charter Corporation, The President Riverboat Casino-Mississippi, Inc., and President Riverboat Casino, Inc."

Exhibit Y:    Motion to Dismiss President Mississippi Charter Corporation;
              President Riverboat Casinos, Inc., and The President Riverboat
              Casino-Mississippi, Inc. as defendants in Adversary Proceedings
              Nos. 95-1001 and 95-1002, entitled "The Official Committee of
              Unsecured Creditors of AmGam Associates and the Official
              Committee of Unsecured Creditors of American Gaming and Resorts of Mississippi, LTD v. American Gaming & Entertainment, Ltd,
              Bennett Holdings, Inc., Bennett Management and Development Co.,
              President Mississippi Charter Corporation; President Riverboat
              Casinos, Inc., and The President Riverboat Casino-Mississippi,
              Inc."

Exhibit Z:    Motion to Dismiss Appeal from an order rendered by the
              Mississippi Bankruptcy Court in Adversary Proceedings 95-1001, filed by President Mississippi Charter Corporation and The
              President Riverboat Casino-Mississippi, Inc., in the United
              States District Court for the Southern District of Mississippi
              (1:99cv153 GR and 1:99cv154 GR)

Exhibit AA:    Joint Motion withdrawing Purchaser's pending motion in the
               Mississippi Bankruptcy Court styled "Motion for a Declaration that Contractual Right of First Refusal in Post Petition
               Contract is Enforceable" and AGEL's objection to such motion.